EXHIBIT 99.1

Concur Technologies Achieves Profitability

Concur Announces Record Number of New Contracts Signed in June Quarter;

Over 150 Companies Select Concur Corporate Expense Management Services

REDMOND, Wash., July 23, 2003—Concur Technologies, Inc. (NASDAQ: CNQR), the leading provider of Corporate Expense Management solutions, today reported financial results for its fiscal 2003 third quarter ended June 30, 2003.

Concur reported fiscal 2003 third quarter net revenues of $14.2 million, which were up 28 percent from the third quarter of fiscal 2002. The net income for the quarter was $0.4 million or $0.01 per share, which was within the range expected by the Company. This compares to a loss of $(0.09) per share for the third quarter of fiscal 2002.

“This past quarter represents a significant milestone for Concur and demonstrates that while IT spending has slowed, companies of all sizes continue to invest in those technologies proven to reduce operating costs and improve internal controls. The 120% year over year growth of our subscription revenue is further evidence of the demand for technologies that deliver rapid ROI,” said Steve Singh, chairman and chief executive officer for Concur Technologies. “Similar to payroll automation, the corporate expense management market represents a multi-billion dollar opportunity. At least 97% of all companies are still mired in a paper-based reporting process, which makes expense management automation a relatively new business process frontier – one that can benefit every organization.”

“Concur has focused its energies on a single goal—automating the corporate expense management process to drive down operational costs for any organization,” added Singh. “Concur is the only company in its category delivering a best-of-breed solution to organizations of all sizes—from the Fortune 100 to the small and mid-size market. Our commitment to innovation, dedication to supporting our customers, and laser focus on the corporate expense management category are the key drivers of our success.”

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Concur Technologies Achieves Profitability

Key Recent Events

•	Concur signed 181 customer contracts during the third fiscal quarter.

•	License contracts were signed with new and existing customers including Mercedes-Benz USA, Target Corporation, PeaceHealth, BOC Edwards Limited, British American Tobacco Export BV, Texas Gas Transmission LLC, Swift Transportation Co., Tokyo Electron America, and the United States Postal Service.

•	New customer subscription contracts included Applera International Inc., Iberia Bank, 1-800-Flowers.com, Internap Network Services, Blistex, Leap Frog, Quiznos, Astra Zeneca, Accredited Home Lenders, Mitchell International, ITC Deltacom Communications and Tenet HealthSystems Medical.

•	Concur signed over 100 contracts with new and existing subscription customers that expanded their services to include Concur’s recently launched Concur Offline Access and Concur Imaging Service.

•	Concur introduced the Concur Compliance Solution, which enables public companies to more fully comply with certification and reporting obligations as specified in the Sarbanes-Oxley Act of 2002 by ensuring that financial transactions are properly authorized and recorded, and that assets are adequately safeguarded.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. The following estimates are all on a GAAP basis.

•	Concur expects total net revenues to be between $14.2 and $15.8 million for the fourth quarter of fiscal 2003, and between $56.8 and $58.4 million for fiscal 2003.

•	Concur expects total cost of revenues to be between $5.5 and $5.9 million for the fourth quarter of fiscal 2003, and between $23.2 and $23.6 million for fiscal 2003.

•	Concur expects total operating expenses to be between $7.9 and $8.6 million for the fourth quarter of fiscal 2003, and between $32.9 and $33.6 million for fiscal 2003.

•	Concur expects earnings per share on a GAAP basis of between $0.02 and $0.08 for the fourth quarter of fiscal 2003, and between $0.02 and $0.08 for fiscal 2003.

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Concur Technologies Achieves Profitability

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world's leading provider of Corporate Expense Management solutions, servicing thousands of companies worldwide. Concur’s solutions include Concur Expense for travel and entertainment expense management and Concur Payment for managing employee request for vendor payments. Concur also offers value-added software and services to complement its core solutions, including Concur Imaging Service, Concur Travel Integration, Concur Business Intelligence, and Concur Total Access. Concur's solutions streamline business processes, reducing operating costs and improving internal controls while empowering financial managers to apply greater intelligence to their company's spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. Mr. Singh's statements and the statements in the Business Outlook section are forward-looking statements. These statements are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential increases in the rate of attrition of the customers of our outsourced solutions and potential delays in customer adoption of these solutions after initial implementation; the length of the current general economic slowdown and reduced investment in information technology by our customers; reduced business travel that may lower the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products, which makes the prediction of future operating results difficult; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company's public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Concur Technologies Achieves Profitability

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	June 30, 2003	September 30, 2002
ASSETS
Current assets
Cash and cash equivalents	$19,354	$13,746
Marketable securities	—	2,024
Accounts receivable, net	8,104	8,918
Prepaid expenses and other current assets	1,895	1,299

Total current assets	29,353	25,987
Property and equipment, net	1,266	3,003
Restricted cash	1,950	1,250
Intangible assets	8,359	7,689
Other assets	128	339

Total assets	$41,056	$38,268

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,525	$8,340
Current portion of long term obligations	875	1,079
Current portion of deferred revenues	8,711	7,161

Total current liabilities	15,111	16,580
Long-term obligations, net of current	346	746
Long-term deferred revenues, net of current	1,387	1,245

Total liabilities	16,844	18,571

Stockholders’ equity
Common stock, $0.001 par value:
Authorized shares—60,000,000
Issued and outstanding shares—31,967,155 and 30,316,002 shares at June 30, 2003 and September 30, 2002, respectively	237,010	232,452
Accumulated deficit	(212,798)	(212,755)

Total stockholders’ equity	24,212	19,697

Total liabilities and stockholders’ equity	$41,056	$38,268

Concur Technologies Achieves Profitability

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Revenues:
License	$2,543	$2,322	$6,553	$7,220
Subscription	5,491	2,501	15,879	6,727
Service	6,140	6,241	20,148	18,300

Total revenues	14,174	11,064	42,580	32,247

Cost of revenues:
License	114	115	388	338
Subscription	2,596	2,299	8,462	7,098
Service	2,826	2,906	8,883	8,798

Total cost of revenues	5,536	5,320	17,733	16,234

Gross profit	8,638	5,744	24,847	16,013

Operating expenses:
Sales and marketing	3,654	4,112	11,081	12,495
Research and development	2,627	2,649	8,008	8,013
General and administrative	1,750	1,417	5,078	5,208
Amortization of intangible assets	285	—	855	—

Total operating expenses	8,316	8,178	25,022	25,716

Loss from operations	322	(2,434)	(175)	(9,703)
Other income, net	77	50	132	160

Net income (loss)	$399	$(2,384)	$(43)	$(9,543)

Net income (loss) per share
Basic	$0.01	$(0.09)	$0.00	$(0.36)
Diluted	$0.01	$(0.09)	$0.00	$(0.36)

Weighted shares outstanding
Basic	31,433	26,060	30,998	25,911
Diluted	35,630	26,060	30,998	25,911

Concur Technologies Achieves Profitability

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share data)

	Nine Months Ended June 30,
	2003	2002
Operating activities
Net loss	$(43)	$(9,543)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of intangible assets	855	—
Depreciation	2,372	4,517
Provision for bad debts	(145)	(225)
Other	24	—
Changes in operating assets and liabilities:
Accounts receivable	1,227	1,171
Prepaid expenses, deposits, and other assets	(505)	47
Accounts payable	(988)	(576)
Accrued liabilities and accrued commissions	(805)	(3,970)
Deferred revenues	1,494	767

Net cash provided by (used in) operating activities	3,486	(7,812)

Investing activities
Purchases of property and equipment	(734)	(1,400)
Purchases of marketable securities	—	(3,948)
Maturities of marketable securities	2,000	6,000
Increase in restricted cash balances	(700)	(413)
Payments of acquisition costs	(551)	—

Net cash provided by investing activities	15	239

Financing activities
Proceeds from issuance of common stock from exercise of stock options	2,451	71
Proceeds from issuance of common stock in connection with Employee Stock Purchase Plan	249	181
Proceeds from borrowings	915	722
Payments on borrowings and capital leases	(1,508)	(1,640)

Net cash provided by (used in) financing activities	2,107	(666)

Net increase (decrease) in cash and cash equivalents	5,608	(8,239)
Cash and cash equivalents at beginning of period	13,746	21,700

Cash and cash equivalents at end of period	$19,354	$13,461